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                                                                     EXHIBIT  21


                             LIST OF SIGNIFICANT SUBSIDIARIES
                             --------------------------------

Subsidiary                                Jurisdiction of Incorporation
----------                                -----------------------------

Champion Papel e Celulose Ltda....................................Brazil
Weldwood of Canada Limited..............................British Columbia



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    All subsidiaries of the Company other than those listed above, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of December 31, 1996.